UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 28, 2007

The Goodyear Tire & Rubber Company
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	1-1927	34-0253240
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1144 East Market Street, Akron, Ohio		44316-0001
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	330-796-2121

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On Wednesday, February 28, 2007, The Goodyear Tire & Rubber Company (the "Company") issued a news release announcing various changes to its U.S.-based retail and salaried employee pension and retiree benefit plans. The changes will be phased in over a two-year period, with most benefit plan changes effective in 2008 and the most significant pension plan changes in 2009. As a result of the changes, the Company expects after-tax savings of $80 million to $90 million in 2007, $100 million to $110 million in 2008, and $80 million to $90 million in 2009 and beyond. The actions are expected to reduce the Company’s pension obligation by approximately $100 million and its obligation for other post retirement benefits by about $525 million assuming interest rates used to value the obligations remain similar to those used at December 31, 2006. In addition, the Company plans to record a one-time after-tax charge of approximately $65 million related to these actions in the first quarter of 2007. The news release, attached to this Current Report on Form 8-K as Exhibit 99.1, is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

99.1 News release dated February 28, 2007.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Goodyear Tire & Rubber Company

February 28, 2007	By:	Richard J. Kramer

Name: Richard J. Kramer
Title: Executive Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	News Release dated February 28, 2007